EXHIBIT 2


                         AGREEMENT FOR SALE AND PURCHASE


BETWEEN:

     Michael Jackson ("Michael")
                                                               of the first part

AND:

     NetCo Investments Inc. ("NetCo")
                                                              of the second part


WHEREAS:

     1.   Michael if the registered owner of the URL www.vitabeast.com.

     2.   Netco wishes to acquire the said URL.

NOW THEREFORE for valuable consideration given and received and by their mutual covenants, the parties agree as follows:

     1 Michael does hereby irrevocably sell all right, title and interest in and to the URL www.vitabeast.com to Netco.

     2 The purchase price shall be the sum of $1.00, payable on signing hereof.

     3 Michael hereby transfers the administrative rights to Netco in order for Netco to deal with the domain registrar, Dotster.com.


Signed on this 1st day of June, 2003


MICHAEL JACKSON                         NETCO INVESTMENTS INC.

/s/  Michael Jackson                    /s/  Michael Jackson
----------------------------------      ----------------------------------------
                                        Michael Jackson, President


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